Exhibit 10.35H

Execution Version

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT (the “Amendment") to the EMPLOYMENT AGREEMENT (the “Agreement”) between SBA COMMUNICATIONS CORPORATION, a Florida corporation (the “Company”) and JEFFREY A. STOOPS (the “Executive”), dated August 15, 2017 (the “Agreement”), is made and entered into effective as of August 15, 2017, (the “Effective Date”).

W I T N E S S E T H :

WHEREAS, the Company and its subsidiaries  engage in the business of developing, leasing and maintaining wireless telecommunications tower sites and other related businesses;

WHEREAS, the Company and the Executive have previously entered into the Agreement; and

WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company and its stockholders to amend the Agreement effective as of the Effective Date.

NOW, THEREFORE, it is hereby agreed by and between the parties as follows:

1. Section 9(c) of the Agreement shall be deleted in its entirety and replaced with the following:

“(c)Non‑Disparagement.  Subject to Section 9(j) and (k) of this Agreement, during the Restricted Period and thereafter, the Executive shall not intentionally make any public statement, or publicly release any information, that disparages or defames the Company Group, or any of its officers and directors, and shall not intentionally cause or encourage any other person to make any such statement or publicly release any such information.”

2. The last sentence of Section 9(d) of the Agreement shall be deleted in its entirety and replaced with the following:

“The restrictions contained herein shall not apply to the extent provided in Section 9(j) or (k) of this Agreement or to any information which the Executive can demonstrate (i) was already available to the public at the time of disclosure, or subsequently became available to the public, otherwise than by breach of this Agreement, (ii) was the subject of a court order to disclose.”

3. A new subsection (j) shall be added to Section 9 of the Agreement as follows:

“(j)Legally-Protected Communications and Disclosures.  Notwithstanding any other provision of this Agreement to the contrary, no provision of this Agreement shall prevent, restrict, limit, impede or otherwise interfere with the Executive’s ability to exercise any rights he may have to (i) engage in legally-protected employee communications, including without limitation protections under Section 7 of the National Labor Relations Act, (ii) file a charge or complaint or initiate an investigation with the Department of Justice, Equal Employment Opportunity Commission, Inspector General, National Labor Relations Board, Occupational Safety and Health Administration, Securities and Exchange Commission or any other federal, state or local governmental or regulatory agency, authority or commission or staff thereof (each a “Government Agency”), (iii) report a possible violation of any federal, state or local statute, rule, regulation, ordinance or other law (“Law”)  to any Government Agency or making other disclosures that are protected under the whistleblower protections of any applicable Law, including without limitation reporting possible violations of Law in accordance with Section 21F of the Securities Exchange Act of 1934, as amended, and rules promulgated thereunder (“Section 21F of the Exchange Act”), (iv) respond to a lawful subpoena, or (v) comply with any other legal obligation.  Further, notwithstanding any other provision of this Agreement to the contrary, no provision of this Agreement shall limit the Executive’s ability to (i) communicate with any Government Agency or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to or permission by the Company, or (ii) receive any award for information provided to any Government Agency.  Without limiting the generality of the foregoing, the provisions of Section 21F of the Exchange Act shall be effective as of August 12, 2011 or such other date as may be required by law.”

4. A new subsection (k) shall be added to Section 9 of the Agreement as follows:

“(k)Notice of Immunity Under the Defend Trade Secrets Act of 2016. Notwithstanding any other provision of this Agreement to the contrary, effective as of May 11, 2016 or such other date as may be required by law:

(i) the Executive will not be held criminally or civilly liable under any federal, state or local trade secret law for any disclosure of a trade secret that is made: (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (B) in a complaint or other document that is filed under seal in a lawsuit or other proceeding; and

(ii) if the Executive files a lawsuit for retaliation by the Company for reporting a suspected violation of law, the Executive may disclose the Company's trade secrets to the Company's attorney and use the trade secret information in the court proceeding if the Company: (1) files any document containing the trade secret under seal; and (2) does not disclose the trade secret, except pursuant to court order.”

5. Section 20 of the Agreement shall be deleted in its entirety and replaced with the following:

“20.ENTIRE AGREEMENT.  This Agreement, as amended, represents the entire understanding and agreement between the parties with respect to the subject matter hereof, and supersedes all other negotiations, understandings and representations (if any)

made by and between such parties, except for the Company’s Executive Compensation Recoupment Policy and any and all Acknowledgements and Agreements to such policy executed by the Executive.  As of the Effective Date, this Agreement supersedes and replaces the Prior Agreement.”

6. COUNTERPARTS.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.  Confirmation of execution by electronic transmission of a facsimile signature page shall be binding upon any party so confirming.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

SBA COMMUNICATIONS CORPORATION

By:/s/ Thomas P. Hunt
Thomas P. Hunt, Senior Vice President

and

By:/s/ Steven E. Bernstein
Steven E. Bernstein, Chairman of the Board of SBA Communications Corporation

/s/ Jeffrey A. Stoops
JEFFREY A. STOOPS